Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ending December 31, 2006 of the Claymore MACROshares Oil Down Tradeable Trust (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), I, Samuel Masucci, III, principal executive officer of MACRO Securities Depositor, LLC, which acts as the depositor for the Registrant (the "Depositor"), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly represents, in all material respects, the financial condition and result of operations of the Registrant.

Date: April 2, 2007

/s/ Samuel Masucci, III
Samuel Masucci, III
Chief Executive Officer,
MACRO Securities Depositor, LLC